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                                                                 EXHIBIT 23.3


                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion by reference in the registration statements of SoftNet Systems, Inc. on Form S-3 (Registration No. 333-71887), Form S-3 (Registration No. 333-65593) and the Current Report of SoftNet on Form 8-K/A of our review report dated March 28, 1996 regarding the financial statements of Intelligent Communications, Inc., a Delaware Corporation.

Palo Alto, California
March 12, 1999
                                   /s/ Sarah A. Tull, CPA